Exhibit 5

February 28, 2019

FMC Corporation

2929 Walnut Street

Philadelphia, PA 19104

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for FMC Corporation, a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) shares of common stock, par value $0.10 per share, of the Company (“Common Stock”); (ii) shares of one or more series of preferred stock, without par value, of the Company (“Preferred Stock”); (iii) one or more series of the Company’s debt securities, which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) warrants to purchase shares of Common Stock or Preferred Stock, Debt Securities, Depositary Shares (as defined below) or securities of third parties or other rights, or any combination of the foregoing (“Warrants”); (v) depositary shares representing an interest in a share of Preferred Stock (“Depositary Shares”); (vi) stock purchase contracts to purchase shares of Common Stock or other specified securities (the “Stock Purchase Contracts”); and (vii) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase shares of Common Stock or other Securities under the Stock Purchase Contracts (“Stock Purchase Units”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company (the “Certificate”), (ii) the Restated By-Laws of the Company (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

FMC Corporation

February 28, 2019

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A. the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B. prior to the issuance of shares of one or more series of Preferred Stock or any Depositary Shares, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;

C. the Senior Debt Securities will be issued under a Senior Indenture (the “Senior Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the Subordinated Debt Securities will be issued under a Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and the Trustee, the forms of which have been attached as exhibits to the Registration Statement; the execution, delivery and performance of the Indentures will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

D. to the extent that the obligations of the Company under the Indentures may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by the Indentures; the Indentures will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms; the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indentures;

FMC Corporation

February 28, 2019

E. any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

F. to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, the Warrant Agent with respect to such Warrant Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; such Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by such Warrant Agent and will constitute the legal, valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; such Warrant Agent will be in compliance, generally and with respect to acting as Warrant Agent with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and such Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

G. any Depositary Shares will be issued under one or more depositary agreements (each, a “Depositary Agreement”) between the Company and a depositary identified in the Depositary Agreement as a depositary (each, a “Depositary”), and the execution, delivery and performance of the applicable Depositary Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

H. to the extent that the obligations of the Company under any Depositary Agreement may depend upon such matters, the Depositary with respect to such Depositary Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; such Depositary will be duly qualified to engage in the activities contemplated by such Depositary Agreement; such Depositary Agreement will have been duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement;

I. any Stock Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent identified in the Purchase Contract Agreement as a purchase contract agent (each, a “Purchase Contract Agent”), and the execution, delivery and performance of the applicable Purchase Contract Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

FMC Corporation

February 28, 2019

J. to the extent that the obligations of the Company under any Purchase Contract Agreement may depend upon such matters, the Purchase Contract Agent with respect to such Purchase Contract Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; such Purchase Contract Agent will be duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; such Purchase Contract Agreement will have been duly authorized, executed and delivered by such Purchase Contract Agent and will constitute the legal, valid and binding obligation of such Purchase Contract Agent, enforceable against such Purchase Contract Agent in accordance with its terms; such Purchase Contract Agent will be in compliance, generally and with respect to acting as a Purchase Contract Agent under such Purchase Contract Agreement, with all applicable laws and regulations; and such Purchase Contract Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement;

K. any Stock Purchase Units will be issued under one or more purchase unit agreements (each, a “Purchase Unit Agreement”) between the Company and a purchase unit agent identified in the Purchase Unit Agreement as a purchase unit agent (each, a “Purchase Unit Agent”), and the execution, delivery and performance of the applicable Purchase Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

L. to the extent that the obligations of the Company under any Purchase Unit Agreement may depend upon such matters, the Purchase Unit Agent with respect to such Purchase Unit Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; such Purchase Unit Agent will be duly qualified to engage in the activities contemplated by such Purchase Unit Agreement; such Purchase Unit Agreement will have been duly authorized, executed and delivered by such Purchase Unit Agent and will constitute the legal, valid and binding obligation of such Purchase Unit Agent, enforceable against such Purchase Unit Agent in accordance with its terms; such Purchase Unit Agent will be in compliance, generally and with respect to acting as a Purchase Unit Agent under such Purchase Unit Agreement, with all applicable laws and regulations; and such Purchase Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Unit Agreement;

M. the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

N. a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

FMC Corporation

February 28, 2019

O. all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

P. a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.    Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

FMC Corporation

February 28, 2019

3.    When the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, the Subordinated Indenture with respect to an issuance of Subordinated Debt Securities is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

4.    When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company.

5.    When the specific terms of a particular issuance of Depositary Shares have been duly authorized by Corporate Action and in accordance with the applicable Depositary Agreement, the Depositary Shares evidenced by depositary receipts are duly executed, issued and delivered in accordance with the terms of such Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, against payment for such Depositary Shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

6.    When the specific terms of a particular issuance of the Stock Purchase Contracts have been duly authorized and established by Corporate Action and in accordance with the applicable Purchase Contract Agreement, the Stock Purchase Contracts are duly executed, issued and delivered in accordance with the terms of such Purchase Contract Agreement against payment of consideration in accordance with the terms and provisions of such Purchase Contract Agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Stock Purchase Contracts will constitute valid and binding obligations of the Company.

FMC Corporation

February 28, 2019

7.    When the specific terms of the Stock Purchase Units have been duly authorized and established by Corporate Action and in accordance with the applicable Purchase Unit Agreement, the Stock Purchase Units are duly executed, issued and delivered in accordance with the terms of such Purchase Unit Agreement against payment of consideration in accordance with the terms and provisions of such Purchase Unit Agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and assuming, in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof, such Stock Purchase Units will constitute valid and binding obligations of the Company.

The opinions set forth above in paragraphs 3, 5, 6 and 7 may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus and to the references to us in the Registration Statement. In giving such consents, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP